CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form S-8 of our report dated April 12, 2018 relating to the consolidated financial statements of Live Current Media Inc. (the “Company”) for the years ended December 31, 2017 and 2016, which appears in Amendment No. 3 to the Company’s registration statement on From 10, filed with the United States Securities and Exchange Commission on May 9, 2018.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
January 7, 2019